169 NE 43rd Street | Miami, FL 33137

          Phone: 786.273.9152                   www.eilerslawgroup.com

September 29, 2014

VitaCig, Inc.

800 Bellevue Way NE

Suite 400

Bellevue, WA 98004

RE:    VitaCig, Inc. Registration Statement on Form S-1

Gentlemen:

I have been retained by VitaCig, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement (the "Registration Statement"), on Form S-1to be filed by the Company with the U.S. Securities and Exchange Commission relating to the offering of 270,135,000 shares of the common capital stock of the Company, par value $0.0001 (the “Distribution Shares”) be distributed to shareholders of  mCig, Inc. (the “Spin Off Shares”). You have requested that I render my opinion as to whether or not the securities issued and addressed in the Registration Statement have been validly issued, fully paid, and non-assessable.  In particular, as the shares are to be derived from a distribution from mCig, Inc., a Nevada corporation, reporting to the Securities and Exchange Commission, and trading under the symbol “MCIG:OTCQB”, I have extended my review to the securities of shareholder of mCig, Inc. and that they have been validly issued, fully paid, and non-assessable.

In connection with the request, I have examined the following:

1.      Certificate of Incorporation of mCig, Inc., f/k/a Lifetech Industries, Inc.;

2.      Articles of Amendment of mCig, Inc., f/k/a Lifetech Industries, Inc.;

3.      The Bylaws of mCig, Inc., f/k/a Lifetech Industries, Inc.;

4.      The filings made with the SEC in regards to mCig, Inc., f/k/a Industries, Inc.;

5.      A current shareholder listed for mCig, Inc., provided by Island Stock Transfer;

6.      Certificate of Incorporation of VitaCig, Inc.;

7.      The Bylaws of VitaCig, Inc.;

8.      The Contribution Agreement between mCig, Inc. and VitaCig, Inc., dated February 24,2014;

9.      The Registration Statement;, and

10.   Unanimous consent resolutions of mCig, Inc.’s and the Company's Boards of Directors, as they relate to private placements, issuances, and the Registration Statement;

In my examination,  I have  assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies  thereof,  and I have made no independent  verification of the factual matters as set forth in such documents or certificates. In addition, I have made such other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based on the above examination, I am of the opinion that the issuance 270,135,000 shares from mCig, Inc. upon the Registration Statement being deemed effective, shall be validly issued, fully paid and non-assessable under the corporate laws of the state of Nevada and the Bylaws of the Company.  Further, I am of the opinion that mCig, Inc. has approximately 68 shareholders holding 270,135,000 shares validly issued, fully paid and non-assessable, and that the distribution of a derivative equal to one share of VitaCig, Inc. for each share of mCig, Inc. held is valid under Nevada law and the Bylaws of mCig, Inc.

169 NE 43rd Street | Miami, FL 33137

          Phone: 786.273.9152                   www.eilerslawgroup.com

               This opinion is based on Nevada general corporate law, including statutory provisions, applicable provisions of the state Nevada constitution and reported judicial decisions interpreting those laws.  I express no opinion, and none should be inferred, as to any other laws, including, without limitation, laws of any other state.

               The opinions set forth herein are subject to the following  qualifications: (a) I have made no independent  verification of the factual matters as set forth in the documents or certificates reviewed, and (b) the opinions set forth herein are limited to the matters  expressly set forth in this opinion  letter,  and no opinion is to be implied or may be  inferred  beyond the  matters  expressly  so stated.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.

Sincerely,

/s/ William Robinson Eilers______

William Robinson Eilers, Esq.